                             Registration No. 333-        , Filed         , 1997


                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               Puma Technology, Inc.
                     -----------------------------------------
              (Exact name of registrant as specified in its charter)

               Delaware                                77-0349154
   ---------------------------------      ------------------------------------
   (State or other jurisdiction           (I.R.S. employer identification no.)
   of incorporation or organization)

                               2940 North First Street
                                 San Jose, CA 95134
         --------------------------------------------------------------
              (Address of principal executive offices)  (Zip code)

       Puma Technology, Inc. 1993 Amended and Restated Stock Option Plan
            Puma Technology, Inc. 1996 Employee Stock Purchase Plan
             Individual Options Granted under the IntelliLink, Inc.
        Incentive Stock Option Plan and Assumed by Puma Technology, Inc.
        ----------------------------------------------------------------
                            (Full title of the plan)

                                 M. Bruce Nakao
                         Senior Vice President, Finance
                  and Administration and Chief Financial Officer
                             Puma Technology, Inc.
                            2940 North First Street
                              San Jose, CA 95134
                        ------------------------------
                   (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 321-7650.

This registration statement, including all exhibits and attachments, contains 16 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                           Proposed               Proposed
    Title of                                maximum                maximum
Securities to be     Amount to be     offering price per     aggregate offering          Amount of
  registered(1)       registered           share(2)                price(2)          registration fee
--------------------------------------------------------------------------------------------------------
1993 AMENDED AND RESTATED STOCK OPTION PLAN
Common Stock,        1,756,182              $ 6.6381            $11,657,711.73
Par Value $0.001       796,702              $11.1875            $ 8,913,103.63

1996 EMPLOYEE STOCK PURCHASE PLAN
Common Stock,          250,000              $ 9.5094            $ 2,377,350.00
Par Value $0.001

INTELLILINK ASSUMED OPTIONS
Common Stock,           84,471              $ 2.0762            $   175,378.69
Par Value $0.001

TOTALS               2,887,355                                  $23,123,544.05            $7,007.13


--------------------

(1) The Common Stock to be registered include options and rights to acquire such Common Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. With respect to the 1993 Amended and Restated Stock Option Plan, the price of the 1,756,182 shares subject to outstanding but unexercised options is based on the weighted average exercise price, and the price of the remaining 796,702 shares is based upon the average of the high and low prices of the Common Stock on May 28, 1997 as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"). The 1996 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for the 250,000 shares issuable under purchase rights granted under this plan is based upon 85% of the average of the high and low prices of the Common Stock on May 28, 1997 as reported on Nasdaq. With respect to the IntelliLink Assumed Options, the price of the 84,471 shares is based on the weighted average exercise price.

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                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Puma Technology, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") containing audited financial statements for the Company's latest fiscal year ended July 31, 1996. The prospectus is included in the Company's Registration Statement on Form S-1 (No. 333-11445, effective December 4, 1996).

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on November 8, 1996 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

     The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8.  EXHIBITS

     See Exhibit Index.

ITEM 9.  UNDERTAKINGS

     (a)  Rule 415 Offering

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date or filing of registration statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on ____________________, 1997.

                                       Puma Technology, Inc.



                                       By: /s/ M. Bruce Nakao
                                          --------------------------------------
                                             M. Bruce Nakao
                                             Senior Vice President, Finance and
                                             Administration and Chief Financial
                                             Officer

                       SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Puma Technology, Inc. whose signatures appear below, hereby constitute and appoint Bradley A. Rowe and M. Bruce Nakao, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on ____________________, 1997.


Signature                            Title



/s/ Bradley A. Rowe
-----------------------------------  President, Chief Executive Officer and
Bradley A. Rowe                      Director


/s/ M. Bruce Nakao
-----------------------------------  Senior Vice President, Finance and
M. Bruce Nakao                       Administration and Chief Financial Officer



/s/ Stephen A. Nicol
-----------------------------------  Senior Vice President, Sales and Director
Stephen A. Nicol


/s/ Michael M. Clair
-----------------------------------  Chairman of the Board and Director
Michael M. Clair


/s/ Tyrone F. Pike
-----------------------------------  Director
Tyrone F. Pike


/s/ Robert D. Rutner
-----------------------------------  Director
Robert D. Rutner, D.D.S.

                                 EXHIBIT INDEX

                                                                    Sequentially
                                                                   Numbered Page
                                                                   -------------


 4.1  Restated Certificate of Incorporation of the Company               9
      filed with the Delaware Secretary of State on January
      16, 1997

 4.2  Bylaws of the Company are incorporated by reference to            --
      Exhibit 3.3 to the Company's Registration Statement on
      Form S-1 filed with the Securities and Exchange
      Commission on September 11, 1996 (File No.
      333-11445)

 4.3 Agreement and Plan of Merger dated April 30, 1996 among the Company, IntelliLink Corp. and certain security-holders of IntelliLink Corp. is incorporated by reference to Exhibit 10.10 to the Company's
      Amendment No. 1 to the Registration Statement on
      Form S-1 filed with the Securities and Exchange
      Commission on October 16, 1996 (File No. 333-11445)

 4.4  Agreement and Plan of Merger between Puma                         --
      Technology, Inc., a California corporation, and the Company is incorporated by reference to Exhibit 2.1 to the Company's Amendment No. 2 to the Registration
      Statement on Form S-1 filed with the Securities and Exchange Commission on November 8, 1996 (File
      No. 333-11445)

 5    Opinion re legality                                               13

23.1  Consent of Counsel (included in Exhibit 5)                        --

23.2  Consent of Price Waterhouse LLP                                   14

24    Power of Attorney (included in signature pages to this            --
      registration statement)